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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Cobra Electronics Corporation on Form S-8 of our report dated February 19, 2002, appearing in the Annual Report on Form 10-K of Cobra Electronics Corporation and subsidiaries for the year ended December 31, 2001.



/s/  Deloitte & Touche LLP

Chicago, Illinois
June 24, 2002